Exhibit 99.1

Bowman Announces Launch of Public Offering of Common Stock

March 26, 2024, Reston, VA – Bowman Consulting Group Ltd. (the “Company” or “Bowman”) (NASDAQ: BWMN), a national engineering and infrastructure services firm supporting owners and developers of the built environment, announced today the commencement of an underwritten public offering of up to $50.0 million of shares of its common stock. The Company proposes to sell up to $45.0 million of shares of its common stock in the proposed offering, and the selling stockholders, Gary Bowman, the Company’s President, Chief Executive Officer and Chair of the board of directors (the “Board”) and Michael Bruen, the Company’s Executive Vice President and Chief Operating Officer and a director of the Board, are proposing to sell up to an aggregate of $5.0 million of shares of the Company’s common stock in the proposed offering. In addition, Bowman and the selling stockholders intend to grant the underwriters a 30-day option to purchase up to an aggregate of an additional $7.5 million of shares of the Company’s common stock at the price to the public, less underwriting discounts and commissions. The proposed offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the proposed offering. Bowman currently intends to use the net proceeds from the sale of its shares in the offering for general corporate purposes, including organic expansion, the funding of potential acquisitions and the potential repayment of borrowings outstanding under its revolving credit facility. The Company will not receive any proceeds from the sale of the shares by the selling stockholders.

BofA Securities and Baird are acting as joint lead book-running managers for the proposed offering, and Roth Capital Partners is also acting as a joint book-running manager.

A shelf registration statement relating to the shares being sold in this offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on December 8, 2023. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. When available, electronic copies of the preliminary prospectus supplement and accompanying prospectus relating to the proposed public offering may be obtained from BofA Securities, Inc., Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255 or by email at dg.prospectus_requests@bofa.com or Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, by telephone at (800) 792-2473, or by email at syndicate@rwbaird.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Bowman Consulting Group Ltd.

Headquartered in Reston, Virginia, Bowman is a national engineering services firm delivering infrastructure solutions to customers who own, develop, and maintain the built environment. With over 2,000 employees and more than 90 offices throughout the United States, Bowman provides a variety of planning, engineering, geospatial, construction management, commissioning, environmental consulting, land procurement and other technical services to customers operating in a diverse set of regulated end markets. Bowman trades on the Nasdaq under the symbol BWMN.

Investor Relations Contacts:

Bruce Labovitz

ir@bowman.com

(703) 464-1029

Betsy Patterson

ir@bowman.com

(310) 622-8227

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include any statements regarding Bowman’s proposed offering, including the anticipated terms and completion of the proposed offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks and uncertainties related to market conditions, the risk that the proposed public offering will not be consummated on the terms or in the amounts contemplated or otherwise, and the satisfaction of customary closing conditions related to the proposed public offering, as well as those risks described under “Risk Factors” in the preliminary prospectus related to the proposed offering and in Bowman’s annual report on Form 10-K for the year ended December 31, 2023, as well as the Company’s other subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by law, Bowman specifically disclaims any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.